WARRANT AGENT AGREEMENT


         Ocurest Laboratories, Inc., a Florida corporation (the "Company"), and American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202-1817, a Colorado corporation (the "Warrant Agent"), agree as follows:

         1. PURPOSE. The Company proposes to publicly offer and issue certain shares of the Company's Common Stock, $.008 par value, (the "Common Stock") and up to 1,380,000 Class A Redeemable Common Stock Purchase Warrants (the "Public Warrants"), each permitting the purchase of one share of Common Stock (a "Share" and collectively, the "Shares"). All of the Common Stock and Public Warrants will be issued as part of certain units (the "Units"). The Company further proposes to issue up to 120,000 Warrants (the "RAF Warrants") to RAF Financial Corporation ("RAF") or its designees. Unless the context indicates otherwise, as used herein the word "Warrants" will mean both the Public Warrants and the RAF Warrants.

         Notwithstanding anything to the contrary contained herein, the RAF Warrants may not be sold, transferred, assigned, pledged, or hypothecated until *________*, 1997 except to officers of RAF, except to the underwriters of the Company's initial public offering pursuant to Registration No. 333-10323, and except by will or operation of law. After such date, the RAF Warrants may be sold, transferred, assigned, pledged, or hypothecated provided that any such transaction is in accordance with the registration or exemption from registration provisions of the Securities Act of 1933, as amended, and any applicable state securities laws. If the RAF Warrants are exercised by *________*, 1997, then any shares of Common Stock acquired as a result of any such exercise may not be sold, transferred, assigned, pledged, or hypothecated until *________*, 1997. Further, notwithstanding anything to the contrary herein, the RAF Warrants are not redeemable.

         2. WARRANT. Commencing on *________*, 1996 or earlier if so determined by RAF (the "Separation Date"), each Public Warrant will entitle the registered holder of such Warrant (the "Public Warrant Holder") to purchase from the Company one Share at $4.80 per Share (the "Public Exercise Price"). Commencing on the date of the issuance of the RAF Warrants, each RAF Warrant will entitle the registered holder of such Warrant an ("RAF Warrant Holder") to purchase from the Company one Share at $____ per Share (the "RAF Exercise Price"). Unless the context indicates otherwise, as used herein the words "Warrant Holder" will mean both the Public


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and the RAF Warrant Holders. A Warrant Holder may exercise all or any number of
Warrants resulting in the purchase of a whole number of Shares.

         3. EXERCISE PERIOD. Commencing on the Separation Date, the Warrants, unless sooner redeemed, may be exercised at any time until 3:00 P.M., Denver Colorado time on *________*, 1999. Unless the context indicates otherwise, as used herein the words "Expiration Date" will mean the ending date of such period. After 3:00 P.M., Denver Colorado time on the Expiration Date, any unexercised Warrants will be void and all rights of Warrant Holders as such shall cease.

         4. DETACHABILITY. Notwithstanding anything herein to the contrary, prior to the Separation Date the Warrants and Common Stock comprising the Units will not be separable and detachable.

         5. CERTIFICATES. The Warrant Certificates shall be in registered form only and, except for changes to the RAF Warrants as provided for herein, shall be substantially in the form set forth in Exhibit "A" attached to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signature of, the President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company and shall bear a facsimile of the Company's corporate seal. If any person, whose facsimile signature has been placed upon any Warrant Certificate as the signature of an officer of the Company, shall cease to be such officer before such Warrant Certificate shall be countersigned, issued and delivered, such Warrant Certificate may be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of the Agreement.

         6. COUNTERSIGNING. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent hereby is authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant Holder any Warrant Certificate which is properly issued.

         7. REGISTRATION OF TRANSFER AND EXCHANGES. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose upon surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant

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


Holder or a duly authorized attorney in fact. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee and the surrendered Warrant Certificate shall be cancelled.

         8. TRANSFER OF WARRANTS. The Warrant Agent shall not effect any transfer of any outstanding Warrant Certificate unless such transfer is in compliance with all applicable federal and state securities law requirements, and all applicable requirements of NASDAQ, which compliance shall be to the sole satisfaction of the Company and its counsel.

         9. REDEMPTION OF WARRANTS.

           (a) Commencing on the Separation Date, subject to the provisions of this Agreement, the Warrants shall be redeemable by the Company (i) at any time until 3:00 P.M., Denver, Colorado time on *_____*, 1998, at a price of $.55 per Warrant, and (ii) at any time during the period commencing after 3:00 P.M., Denver, Colorado time, on *______*, 1998, and ending at 3:00 P.M., Denver, Colorado time, on *_______*, 1999, at a price of $.75 per Warrant. The Warrants shall be redeemable as provided in this Section 9 upon not less than thirty days' prior written notice from the Company to the Warrant Holders, provided that the Shares have traded above 140% of the then Public Exercise Price for at least twenty consecutive trading days ending within ten days prior to the date the notice of redemption is given by the Company. For purposes of determining the daily trading price of the Shares, if the Shares are listed on a national securities exchange, are admitted to unlisted trading privileges on a national securities exchange, or are listed for trading on a trading system of the National Association of Securities Dealers, Inc. such as the NASDAQ Small-Cap Market or the NASDAQ National Market System, then the last reported sale price of the Shares on such exchange or system each day shall be used or if the Shares are not so listed on such exchange or system or admitted to unlisted trading privileges, then the average of the last reported high bid prices reported by the National Quotation Bureau, Inc. each day shall be used to determine such daily trading price.

         (b) Notwithstanding any other provision of this Agreement, from and after the redemption date, all rights of the affected Warrant Holders (except the right to receive the redemption price) shall terminate, but only if (i) on or prior to the redemption date the Company shall have irrevocably deposited with the Warrant Agent, as paying agent, a sufficient amount to pay on the redemption date the redemption price for all Warrants called for redemption and
(ii) the notice of redemption shall have stated the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Warrant Agent on or before the redemption date.

         (c) The Warrant Agent shall pay to the Warrant Holders of

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record of redeemed Warrants all monies received by the Warrant Agent for the redemption of Warrants to which the Warrant Holders of record of such redeemed Warrants are entitled under the provisions of this Agreement.

         (d) Any amounts deposited with Warrant Agent which are not required for redemption of the Warrants may be withdrawn by the Company. Any amounts deposited with the Warrant Agent which shall be unclaimed after six months after the redemption date may be withdrawn by the Company, and thereafter the Warrant Holders of the Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment. The Company shall be entitled to the interest, if any, on funds deposited with the Warrant Agent, and the Warrant Holders of redeemed Warrants shall have no right to any such interest.

         (e) If the Company fails to make a sufficient deposit with the Warrant Agent as provided above or pay the redemption price to the Warrant Holders, the Warrant Holder of any Warrants called for redemption may at the option of the Warrant Holder (i) by notice to the Company declare the notice of redemption a nullity, or (ii) maintain an action against the Company for the redemption price. If the Warrant Holder brings such an action, the Company will pay reasonable attorneys' fees of the Warrant Holder. If the Warrant Holder fails to bring an action against the Company for the redemption price within ninety days after the redemption date, the Warrant Holder shall be deemed to have elected to declare the notice of redemption to be a nullity and such notice shall be without any force or effect.


         10.      EXERCISE OF WARRANTS.

                  (a) Any one Warrant or any multiple of one Warrant evidenced by any Warrant Certificate may be exercised upon any single occasion on or after the Separation Date and on or before the Expiration Date. A Warrant shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the Warrant Certificate evidencing such Warrant with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Warrant Agent the Exercise Price for each Share to be purchased, payable as follows: for the Public Warrants $4.80, by good check or bank draft payable to the order of the Company,

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or for the RAF Warrants, $____ by good check or bank draft payable to the order of the Company.

                  (b) Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the Exercise Price for the Shares for which Warrants are to be exercised, the Warrant Agent shall requisition from any transfer agent for the Shares, and upon receipt shall make delivery of, Shares representing the total number of whole Shares for which Warrants have been so surrendered and for which the Exercise Price has been so paid. Any person to whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur, provided that if the books of the Company with respect to the Shares shall be closed for issuance of Shares, the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares as of the date on which such books shall next be so open (whether before, on or after the Expiration Date) but at the Exercise Price.

                  (c) If less than all the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with, transfer instructions properly given by the Warrant Holder until the Expiration Date.

                  (d) All Warrant Certificates surrendered upon exercise of the Warrants shall be cancelled.

                  (e) Upon the exercise of any Warrant, the Warrant Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the share certificate(s) representing the exercised warrants to be issued.

                  (f) Reasonable expenses incurred by the Warrant Agent while acting in the capacity as Warrant Agent will be paid by the Company. These expenses, including delivery of certificates representing the Shares issued upon exercise of the Warrants, will be deducted from the Exercise Price received by the Warrant Agent prior to distribution of funds to the Company. A detailed accounting statement relating to the number of Warrants exercised, names of registered Warrant Holders and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount.

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                  (g) At the time of exercise of the Warrant(s), any transfer fee shall be paid by the Company.

         11. TAXES. The Company will pay all taxes attributable to the initial issuance of Shares upon exercise of Warrants. The Company shall not, however, be required to pay any taxes which may be payable in respect to any transfer involved in any issuance of Warrant Certificates or in the issuance of any certificate in a name other than that of the Warrant Holder upon the exercise of any Warrant.

         12. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate of like denomination or tenor as the Warrant Certificate so mutilated, lost, stolen or destroyed. Applicants for substitute Warrant Certificates shall comply with such other reasonable regulations and pay any reasonable charges as the Company or the Warrant Agent may prescribe.

         13. RESERVATION OF SHARES. For the purpose of enabling the Company to satisfy its obligation to issue Shares upon exercise of Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued Shares, the full number of Shares which may be issued upon the exercise of Warrants. The Company covenants that all shares which may be issued upon exercise of Warrants will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         14. GOVERNMENTAL RESTRICTIONS. If any Shares issuable upon the exercise of Warrants require registration with or approval by any governmental authority, the Company will, to the extent set forth in the Company's Prospectus and in
Section 1 of the Underwriting Agreement entered into in connection with the above described public offering, endeavor to secure such registration or approval; provided that in no event shall such Shares be issued, and the Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained; but all Warrants, the exercise of which are requested during any such suspension, shall be exercisable at the Exercise Price. If any such period of suspension continues past the Expiration Date, all Warrants, the exercise of which have been requested on or prior to the Expiration Date, shall be exercisable upon the removal of such suspension until the close of the business day immediately following the expiration of such

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suspension.

         15. ADJUSTMENT PROVISIONS.

                  (a) Adjustment of the Exercise Price. If the Company subdivides its outstanding Shares into a greater number of Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. Conversely, if the Company combines its outstanding Shares into a lesser number of Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. In case of a subdivision or combination, the adjustment of the Exercise Price shall be made as of the event. A distribution of shares of Common Stock, including a distribution of Convertible Securities, to stockholders of the Company on a pro rata basis shall be considered as a subdivision of outstanding Shares for the purposes of this subsection, except that the adjustment will be made as of the record date of such distribution and any such distribution of Convertible Securities shall be deemed to be a distribution of the Shares underlying such Convertible Securities.

                  (b) No Adjustment for Small Amounts. Anything in this Section to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

                  (c) Number of Shares Adjusted Upon Any Adjustment of the Exercise Price. Upon the date of any adjustment in the Exercise Price, the Warrant Holders shall thereafter (until another such adjustment shall have occurred) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price specified in the first paragraph hereof and dividing the product so obtained by the new Exercise Price.

                  (d) Definitions.

                        (1) Whenever reference is made in this Section 15 to the distribution of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, shares issuable upon exercise of Warrants shall include the class designated as Common Stock of the Company as of the date hereof.

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


                        (2) Whenever reference is made in this Section 15 to the distribution of Convertible Securities, the term "Convertible
Securities" shall mean options or warrants or rights for the purchase of Common Stock of the Company or for the purchase of any stock or other securities convertible into or exchangeable for Common Stock of the Company.

         16. NOTICE TO WARRANT HOLDERS. Upon any adjustment as described in
Section 15 hereof, the Company, within twenty days thereafter shall (a) cause to be filed with the Warrant Agent a certificate signed by a Company officer setting forth the details of such adjustment, the method of calculation and the facts upon which such calculation is based shall be conclusive evidence of the correctness of the matters set forth therein, and (b) cause written notice of such adjustments to be given to each Warrant Holder as of the record date applicable to such adjustment. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary of the Company in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change in par value or from par value to no par value or from no par value to par value) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby each holder of a Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and the Company or its successors shall forthwith file at the corporate office of the Warrant Agent a statement setting forth such provisions signed by (1) its Chairman of the Board of Directors or Vice Chairman of such Board or President or a Vice President and
(2) by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provisions. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 15 hereof. The above provisions of this
Section 16 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. Without limiting the obligation of the Company

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hereunder to provide such notice to each Warrant Holder, failure of the Company to give notice shall not invalidate corporate action taken by the Company.

         17. NO FRACTIONAL WARRANTS OR SHARES. The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 15 hereof or otherwise; but the Company in lieu of issuing any such fractional interest, shall round up or down to the nearest full Warrant. If the total Warrants surrendered for exercise would otherwise result in the issuance of a fractional share, in lieu thereof, the aggregate number of shares issuable will be rounded up or down to the nearest full share.

         18. RIGHTS OF WARRANT HOLDERS. No Warrant Holder, as such, shall have any rights of a stockholder of the Company, either at law or in equity, and the rights of the Warrant Holders, as such, are limited as expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificates as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

         19. WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as the agent of the Company and the Warrant Agent hereby accepts such appointment upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of his Warrants, shall be bound:

                  (a) Statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or for action taken or to be taken by the Warrant Agent.

                  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificate. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                  (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed,

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sent or presented by the proper party or parties.

                  (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent as provided in this Agreement, to reimburse the Warrant Agent for all out-of-pocket expenses, taxes and governmental charges and all other charges of any kind in nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for this Agreement except as a result of the Warrant Agent's negligence or bad faith.

                  (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any action likely to involve significant expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interest may appear.

                  (g) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other legal capacity for the Company or for any other legal entity.

          20. SUCCESSOR WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporation trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto. In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or such successor may adopt the countersignature of the original Warrant Agent and may countersign such Warrant

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Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent.

         21. CHANGE OF WARRANT AGENT. The Warrant Agent may resign or be discharged by the Company from its duties under this Agreement by the Warrant Agent or the Company, as the case may be, giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least thirty days prior to the date so specified. If the Warrant Age be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder or after discharging the Warrant Agent, then any Warrant Holder may apply to the District Court for the City and County of Denver, Colorado for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such Court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such Court, shall be a bank or a trust company, in good standing, organized under the laws of the of the United States of America or any State therein and having at the time of its appointment as Warrant Agent, a combined capital and surplus of at least four million dollars. After any such appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer. Failure to give any notice provided for in this section, however, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

         22. NOTICES. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                  Ocurest Laboratories, Inc.
                  4400 PGA Boulevard
                  Palm Beach Gardens, FL 33410

                  Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by

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mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                  American Securities Transfer & Trust, Inc.
                  1825 Lawrence Street
                  Suite 444
                  Denver, Colorado 80202-1817

                  Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

         23.      SUPPLEMENTS AND AMENDMENTS.

      (a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the Warrant Holders, including, but not limited to, any extension of the Expiration Date for such period or periods as the Board of Directors of the Company may determine, and any conditional or unconditional reduction in the Exercise Price.

      (b) With the consent of the Warrant Holders of at least two-thirds of all then outstanding Warrants, given as set forth in this subsection (b) of this
Section 24, the Warrant Agent and the Company may make any other amendment in this Agreement provided that no such change may shorten the time of exercise of any Warrant or increase the Exercise Price of any Warrant without the consent of all Warrant Holders. Consent of the Warrant Holders under this subsection (b) shall be evidenced by either (i) a consent in writing to the amendment, which consent need not set forth the specific form of amendment but shall be sufficient if it consents to the general substance thereof and which shall be executed by the Warrant Holders and notarized or acknowledged (any consent so given in respect of a particular Warrant shall be binding upon any subsequent owner thereof) or (ii) by the affirmative vote of the requisite Warrant Holders at a meeting of Warrant Holders called by the Company or the Warrant Agent and held at such time and place as may be specified in a written notice of the meeting to be mailed to each Warrant Holder not less than ten days nor more than sixty days prior to the date set for the meeting. The Company or the Warrant Agent may establish a record date for the determination of Warrant

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


Holders entitled to vote at any meeting of Warrant Holders, which record date shall be not more than sixty days prior to the date of mailing notice thereof. The Company and the Warrant Agent may make reasonable regulations for the conduct of such meeting and for the appointment of a chairman and a secretary thereof and of inspectors of votes. Proxies may be used at any such meeting in the same manner as is provided in the Company's bylaws with respect to proxies for meetings of its stockholders.

         24. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         25. TERMINATION. This Agreement shall terminate thirty days after the earlier of the last Expiration Date to occur or such earlier date upon which all Warrants have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to Section 15 hereof and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following expiration of such suspension. The provisions of Section 20 hereof shall survive such termination.

         26. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of said State.

         27. BENEFIT OF AGREEMENT. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Warrant Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.

         28. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all

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


purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument. This Agreement may be executed by facsimile with original signature regular mail or overnight courier.

Date:  ______________, 1996

OCUREST LABORATORIES, INC.,
a Florida corporation



By:_____________________________________
      Edmund G. Vimond, Jr., President

AMERICAN SECURITIES TRANSFER & TRUST, INC., a Colorado corporation

By:_____________________________________


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